EXHIBIT 10.2

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH OTHER APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

PROMISSORY NOTE

This Promissory Note (this “Agreement”) is made this 15th day of May, 2013, by and between EAU Technologies, Inc., a Delaware corporation (the “Company”), and Peter F. Ullrich, a resident of Florida (“Lender”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

 1.Definitions. For purposes of this Agreement, the following capitalized terms have the following meanings:

“Business Day” means any day other than (a) Saturday or Sunday or (b) any other day on which banks in the State of New York are permitted or required to be closed.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” (and the lower-case versions of the same) shall have meanings correlative thereto.

“Interest Rate” shall have the meaning set forth in Section 3.

“Maturity Date” shall have the meaning set forth in Section 4(a).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

2. Agreement to Lend. The Holder has agreed to lend $80,000 (“Loan Amount”) to the Company.

 3.Interest. Simple interest shall accrue (computed on the basis of actual days elapsed and a year of 360 days) at the rate of ten percent (10%) per annum on the unpaid principal amount of this Agreement outstanding (such interest rate being referred to as the “Interest Rate”).

4. Payment.

(a)           Maturity Date. Accrued interest and the outstanding principal balance shall be due and payable in a single lump-sum payment on November 15, 2013 (the “Maturity Date”).

(b)           Prepayment. Accrued interest and the outstanding principal balance can be prepaid, in whole or in part, at any time prior to the Maturity Date without premium or penalty of any kind whatsoever.

 5.Use of Proceeds. The proceeds from this Agreement shall be used by the Company in any manner determined by the Company.

 6.Amendment. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of Lender.

 7.Waiver. The failure of Lender to insist on full compliance with any provision of this Agreement in a particular instance shall not result in a waiver or relinquishment of any right or obligation herein, and shall not preclude Lender from requiring full compliance with any provision of this Agreement thereafter.

 8.Interpretation. For the purposes of this Agreement, all dollar amounts and references to “$” or “Dollar” shall be deemed to refer to United States of America dollars. Whenever the context of this Agreement permits, the masculine gender shall include the feminine and neuter genders, and any reference to the singular or plural shall be interchangeable with the other.

 9.Place of Payment. Payments of principal and interest are to be paid to Lender by wire transfer in accordance with the following instructions:

Peter F. Ullrich
1800 N.W. 89th Place
Miami, FL 33172
Email: peteru@esmaraldainc.com

or to such other address or to the attention of such other person as specified by prior written notice to the Company.

 10.Governing Law. This Agreement shall be governed by and construed in accordance with, the laws of the State of Delaware.

 11.Notices. All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or by Federal Express or a similar overnight courier to the party for whom intended, at the address for such party set forth below (or at such other address for a party as shall be specified by like notice, provided, however, that any notice of change of address shall be effective only upon receipt):

if to Lender:	Peter F. Ullrich
1800 NW 89th Place
Miami, Florida 33172

if to the Company:	EAU Technologies, Inc.
1890 Cobb International Blvd., Suite A
Kennesaw, Georgia 30152
Attention: Wade R. Bradley, President and CEO

The parties hereto agree that notices or other communications that are sent in accordance herewith (i) by personal delivery will be deemed received on the day sent or on the first business day thereafter if not sent on a business day, (ii) by overnight delivery, will be deemed received on the first business day immediately following the date sent, and (iii) by U.S. mail, will be deemed received three (3) business days immediately following the date sent.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first written above.

COMPANY:

EAU TECHNOLOGIES, INC.

By:	/s/ Wade R. Bradley
Wade R. Bradley
Chief Executive Officer

LENDER:

PETER F. ULLRICH

By:	/s/ Peter F. Ullrich
Peter F. Ullrich